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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                           HAILEY ENERGY CORPORATION


The undersigned do hereby declare and certify that:

          (1) They are respectively the President and Secretary of Hailey Energy Corporation, a Utah corporation.

          (2) That this Certificate of Amendment was authorized and adopted by a majority of the Shareholders of the Corporation, and,

          (3) That the Amendments contained herein were adopted, ratified, and approved by more than a majority of the shares outstanding of this corporation, there being 5,032,616 shares of the corporation issued and outstanding, and the following resolution being adopted by 3,037,302 shares voting in favor of with 170,039 shares voting against at the Annual Shareholders Meeting held the 12th day of November, 1992.

               RESOLVED, that Article I of the Articles of Incorporation of the Company be and hereby shall be amended to read "The name of the corporation is CytoProbe Corporation."

      The undersigned do further declare and certify that they have made and filed this Certificate of Amendment pursuant to the Resolutions adopted by the shareholders and Directors of this corporation as hereinabove stated.

      We, D. V. Hendrick and James S. Ross, do hereby certify that we are respectively the duly elected President and the duly elected and qualified Secretary and keeper of the records and corporate seal of Hailey Energy Corporation, a corporation organized and existing under the laws of the State of Utah, and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Shareholders thereof, convened and held in accordance with law and the Bylaws of said Corporation on the 12th day of November, 1992 and that such resolution is now in full force and effect.

      IN WITNESS THEREOF, we have affixed our names as President and as Secretary of the Corporation this 17th day of November, 1992.



/s/ James Ross                                /s/ D. V. Hendrick
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James Ross, Secretary                         D. V. Hendrick, Ph.D., President